Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Strong Revenue Growth Drives Double-Digit Increase to Earnings and Cash Flow in 2024
ATLANTA, GEORGIA, February 12, 2025: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported financial results for the fourth quarter and full year of 2024.
2024 Fourth Quarter Highlights
(All comparisons against the fourth quarter of 2023 unless otherwise noted)

•Revenues were $832 million, an increase of 10.4% over the prior year with organic revenues* increasing 8.5% and acquisition-related revenues* increasing 2.4%.
•Operating income was $151 million, an increase of 8.3% over the prior year. Operating margin was 18.1%, flat compared to the prior year. Adjusted operating income* was $155 million, an increase of 7.3% over the prior year. Adjusted operating income margin* was 18.6%, a decrease of 50 basis points compared to the prior year.
•Adjusted EBITDA* was $181 million, an increase of 9.0% over the prior year. Adjusted EBITDA margin* was 21.8%, a decrease of 20 basis points compared to the prior year.
•Net income was $106 million, a decrease of 2.9% compared to the prior year. Adjusted net income* was $109 million, an increase of 8.0% over the prior year.
•GAAP EPS was $0.22 per diluted share, flat compared to the prior year. Adjusted EPS* was $0.23 per diluted share, an increase of 9.5% over the prior year.
•Operating cash flow was $188 million, an increase of 23.1% over the prior year. The Company invested $52 million in acquisitions, $4 million in capital expenditures, and paid dividends totaling $80 million.
2024 Full Year Highlights
(All comparisons against the full year 2023 unless otherwise noted)

•Revenues were $3.4 billion, an increase of 10.3% over the prior year with organic revenues* increasing 7.9% and acquisition-related revenues* increasing 3.1%.
•Operating income was $657 million, an increase of 12.7% over the prior year. Operating margin was 19.4%, an increase of 40 basis points over the prior year. Adjusted operating income* was $675 million, an increase of 11.7% over the prior year. Adjusted operating income margin* was 19.9%, an increase of 20 basis points over the prior year.
•Adjusted EBITDA* was $771 million, an increase of 11.6% over the prior year. Adjusted EBITDA margin* was 22.8%, an increase of 30 basis points over the prior year.
•Net income was $466 million, an increase of 7.2% over the prior year. Adjusted net income* was $479 million, an increase of 10.4% over the prior year.
•GAAP EPS was $0.96 per diluted share, an increase of 7.9% over the prior year. Adjusted EPS* was $0.99 per diluted share, an increase of 11.2% over the prior year.
•Operating cash flow was $608 million, an increase of 15.0% over the prior year. The Company invested $157 million in acquisitions, $28 million in capital expenditures, and paid dividends totaling $298 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.

2025 Outlook
For 2025, the Company anticipates:
•The underlying health of core pest control markets, as well as Rollins’ ongoing commitment to operational execution, should support another year of strong organic growth, further complemented by a strategic and disciplined approach to acquisitions.
•A focus on pricing, ongoing modernization efforts, and a culture of continuous improvement should support healthy incremental margins.
•Compounding cash flow and strong balance sheet should continue to enable a balanced capital allocation strategy.

Management Commentary
"Our team delivered a strong finish to the year, exceeding our own revenue expectations and delivering healthy earnings growth for the full year,” said Jerry Gahlhoff, Jr., President and CEO. "As we look to 2025, demand for our services is solid and our pipeline for acquisitions is robust. We invested meaningfully in our business throughout 2024 which accelerated organic growth in the second half of the year. We are capitalizing on this momentum as we start 2025, while remaining focused on continuous improvement initiatives to enhance profitability across our business” Mr. Gahlhoff added.

"It was encouraging to see the strong quarterly and full year growth in revenue, cash flow and earnings. We delivered double-digit revenue and cash flow growth, as well as a 40 basis point improvement in operating margins for 2024," said Kenneth Krause, Executive Vice President and CFO. “While growth investments and pressure from developments on legacy auto claims that materialized in December impacted our incremental margins, our underlying operations continue to deliver incremental margins approximating thirty percent. Additionally, we continued to execute a balanced capital allocation program enabled by compounding cash flow and a strong balance sheet,” Mr. Krause concluded.
Three and Twelve Months Ended Financial Highlights

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
(unaudited, in thousands, except per share data and margins)	2024	2023	$	%	2024	2023	$	%
GAAP Metrics
Revenues	$832,169	$754,086	$78,083	10.4%	$3,388,708	$3,073,278	$315,430	10.3%
Gross profit (1)	$426,707	$383,781	$42,926	11.2%	$1,785,511	$1,603,407	$182,104	11.4%
Gross profit margin (1)	51.3%	50.9%		40 bps	52.7%	52.2%		50 bps
Operating income	$150,627	$139,073	$11,554	8.3%	$657,224	$583,226	$73,998	12.7%
Operating income margin	18.1%	18.4%		-30 bps	19.4%	19.0%		40 bps
Net income	$105,675	$108,803	$(3,128)	(2.9)%	$466,379	$434,957	$31,422	7.2%
EPS	$0.22	$0.22	$—	—%	$0.96	$0.89	$0.07	7.9%
Net cash provided by operating activities	$188,158	$152,825	$35,333	23.1%	$607,653	$528,366	$79,287	15.0%

Non-GAAP Metrics
Adjusted operating income (2)	$154,839	$144,339	$10,500	7.3%	$675,126	$604,217	$70,909	11.7%
Adjusted operating margin (2)	18.6%	19.1%		-50 bps	19.9%	19.7%		20 bps
Adjusted net income (2)	$108,995	$100,921	$8,074	8.0%	$479,190	$434,142	$45,048	10.4%
Adjusted EPS (2)	$0.23	$0.21	$0.02	9.5%	$0.99	$0.89	$0.10	11.2%
Adjusted EBITDA (2)	$181,162	$166,266	$14,896	9.0%	$771,493	$691,322	$80,171	11.6%
Adjusted EBITDA margin (2)	21.8%	22.0%		-20 bps	22.8%	22.5%		30 bps
Free cash flow (2)	$183,975	$141,639	$42,336	29.9%	$580,081	$495,901	$84,180	17.0%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,				Twelve Months Ended December 31,
(unaudited, in thousands)	2024		2023		2024		2023
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$832,169	100.0%	$754,086	100.0%	$3,388,708	100.0%	$3,073,278	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	264,063	31.7%	240,782	31.9%	1,048,992	31.0%	953,600	31.0%
Materials and supplies	53,794	6.5%	49,946	6.6%	212,296	6.3%	197,825	6.4%
Insurance and claims	18,998	2.3%	15,469	2.1%	68,326	2.0%	60,390	2.0%
Fleet expenses	32,898	4.0%	30,050	4.0%	131,898	3.9%	127,390	4.1%
Other cost of services provided (1)	35,709	4.3%	34,058	4.5%	141,685	4.2%	130,666	4.3%
Total cost of services provided (exclusive of depreciation and amortization below)	405,462	48.7%	370,305	49.1%	1,603,197	47.3%	1,469,871	47.8%

Sales, general and administrative:
Selling and marketing expenses	95,157	11.4%	80,590	10.7%	427,916	12.6%	375,805	12.2%
Administrative employee expenses	79,099	9.5%	73,247	9.7%	313,814	9.3%	291,772	9.5%
Insurance and claims	11,775	1.4%	9,023	1.2%	41,434	1.2%	37,946	1.2%
Fleet expenses	8,322	1.0%	7,606	1.0%	33,580	1.0%	31,415	1.0%
Other sales, general and administrative (2)	51,192	6.2%	48,099	6.4%	198,323	5.9%	178,295	5.8%
Total sales, general and administrative	245,545	29.5%	218,565	29.0%	1,015,067	30.0%	915,233	29.8%

Restructuring costs	—	—%	—	—%	—	—%	5,196	0.2%
Depreciation and amortization	30,535	3.7%	26,143	3.5%	113,220	3.3%	99,752	3.2%
Interest expense, net	5,027	0.6%	8,258	1.1%	27,677	0.8%	19,055	0.6%
Other expense (income), net	250	—%	(15,860)	(2.1)%	(683)	—%	(22,086)	(0.7)%
Income tax expense	39,675	4.8%	37,872	5.0%	163,851	4.8%	151,300	4.9%
Net income	$105,675	12.7%	$108,803	14.4%	$466,379	13.8%	$434,957	14.2%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, MissQuito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release as well as other written or oral statements by the Company may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "should," "will," "would," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the underlying health of core pest control markets; the Company’s commitment to operational execution; our expected growth; our strategic and disciplined approach to acquisitions; the Company’s focus on pricing, ongoing modernization efforts, and a culture of continuous improvement, supporting healthy incremental margins; our balanced capital allocation strategy; expectations with respect to our financial and business performance; demand for our services; and a robust pipeline for acquisitions.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, February 13, 2025, at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2024 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13751106. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$89,630	$103,825
Trade receivables, net	196,081	178,214
Financed receivables, short-term, net	40,301	37,025
Materials and supplies	39,531	33,383
Other current assets	77,080	54,192
Total current assets	442,623	406,639
Equipment and property, net	124,839	126,661
Goodwill	1,161,085	1,070,310
Intangibles, net	541,589	545,734
Operating lease right-of-use assets	414,474	323,390
Financed receivables, long-term, net	89,932	75,909
Other assets	45,153	46,817
Total assets	$2,819,695	$2,595,460
LIABILITIES
Accounts payable	49,625	49,200
Accrued insurance – current	54,840	46,807
Accrued compensation and related liabilities	122,869	114,355
Unearned revenues	180,851	172,380
Operating lease liabilities – current	121,319	92,203
Other current liabilities	115,658	101,744
Total current liabilities	645,162	576,689
Accrued insurance, less current portion	61,946	48,060
Operating lease liabilities, less current portion	295,899	233,369
Long-term debt	395,310	490,776
Other long-term accrued liabilities	90,785	90,999
Total liabilities	1,489,102	1,439,893
STOCKHOLDERS’ EQUITY
Common stock	484,372	484,080
Retained earnings and other equity	846,221	671,487
Total stockholders’ equity	1,330,593	1,155,567
Total liabilities and stockholders’ equity	$2,819,695	$2,595,460

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUES
Customer services	$832,169	$754,086	$3,388,708	$3,073,278
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	405,462	370,305	1,603,197	1,469,871
Sales, general and administrative	245,545	218,565	1,015,067	915,233
Restructuring costs	—	—	—	5,196
Depreciation and amortization	30,535	26,143	113,220	99,752
Total operating expenses	681,542	615,013	2,731,484	2,490,052
OPERATING INCOME	150,627	139,073	657,224	583,226
Interest expense, net	5,027	8,258	27,677	19,055
Other expense (income), net	250	(15,860)	(683)	(22,086)
CONSOLIDATED INCOME BEFORE INCOME TAXES	145,350	146,675	630,230	586,257
PROVISION FOR INCOME TAXES	39,675	37,872	163,851	151,300
NET INCOME	$105,675	$108,803	$466,379	$434,957
NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.22	$0.96	$0.89
Weighted average shares outstanding - basic	484,304	483,922	484,249	489,949
Weighted average shares outstanding - diluted	484,351	484,112	484,295	490,130
DIVIDENDS PAID PER SHARE	$0.165	$0.150	$0.615	$0.540

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
OPERATING ACTIVITIES
Net income	$105,675	$108,803	$466,379	$434,957
Depreciation and amortization	30,535	26,143	113,220	99,752
Change in working capital and other operating activities	51,948	17,879	28,054	(6,343)
Net cash provided by operating activities	188,158	152,825	607,653	528,366
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(51,942)	(17,542)	(157,471)	(366,854)
Capital expenditures	(4,183)	(11,186)	(27,572)	(32,465)
Other investing activities, net	3,453	18,167	8,811	26,424
Net cash used in investing activities	(52,672)	(10,561)	(176,232)	(372,895)
FINANCING ACTIVITIES
Net debt (repayments) borrowings	(50,000)	(106,000)	(96,000)	438,000
Payment of dividends	(80,025)	(72,543)	(297,989)	(264,348)
Other financing activities, net	(5,177)	(4,620)	(46,719)	(323,072)
Net cash used in financing activities	(135,202)	(183,163)	(440,708)	(149,420)
Effect of exchange rate changes on cash and cash equivalents	(5,936)	2,477	(4,908)	2,428
Net (decrease) increase in cash and cash equivalents	$(5,652)	$(38,422)	$(14,195)	$8,479

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to net income those expenses resulting from the amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, and restructuring costs related to restructuring and workforce reduction plans. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox, and restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox, restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow and free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding operating lease liabilities to total long-term debt less a cash adjustment of 90% of cash and cash equivalents. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release with their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2024	2023	$	%	2024	2023	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$832,169	$754,086	78,083	10.4	$3,388,708	$3,073,278	315,430	10.3
Revenues from acquisitions	(18,223)	—	(18,223)	2.4	(95,517)	—	(95,517)	3.1
Revenues of divestitures	—	(4,060)	4,060	(0.5)	—	(20,559)	20,559	(0.7)
Organic revenues	$813,946	$750,026	63,920	8.5	$3,293,191	$3,052,719	240,472	7.9

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$369,062	$340,469	28,593	8.4	$1,535,104	$1,409,872	125,232	8.9
Residential revenues from acquisitions	(8,728)	—	(8,728)	2.6	(62,799)	—	(62,799)	4.5
Residential revenues of divestitures	—	(2,245)	2,245	(0.7)	—	(11,913)	11,913	(0.8)
Residential organic revenues	$360,334	$338,224	22,110	6.5	$1,472,305	$1,397,959	74,346	5.2

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$280,446	$256,704	23,742	9.2	$1,125,964	$1,024,176	101,788	9.9
Commercial revenues from acquisitions	(7,004)	—	(7,004)	2.7	(24,460)	—	(24,460)	2.4
Commercial revenues of divestitures	—	(1,815)	1,815	(0.7)	—	(8,646)	8,646	(0.8)
Commercial organic revenues	$273,442	$254,889	18,553	7.2	$1,101,504	$1,015,530	85,974	8.3

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues
Termite and ancillary revenues	$172,428	$147,868	24,560	16.6	$688,186	$605,533	82,653	13.6
Termite and ancillary revenues from acquisitions	(2,491)	—	(2,491)	1.7	(8,258)	—	(8,258)	1.4
Termite and ancillary organic revenues	$169,937	$147,868	22,069	14.9	$679,928	$605,533	74,395	12.2

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2024	2023	$	%	2024	2023	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Income Margin
Operating income	$150,627	$139,073			$657,224	$583,226
Fox acquisition-related expenses (1)	4,212	5,266			17,902	15,795
Restructuring costs (2)	—	—			—	5,196
Adjusted operating income	$154,839	$144,339	10,500	7.3	$675,126	$604,217	70,909	11.7
Revenues	$832,169	$754,086			$3,388,708	$3,073,278
Operating income margin	18.1%	18.4%			19.4%	19.0%
Adjusted operating margin	18.6%	19.1%			19.9%	19.7%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS (7)
Net income	$105,675	$108,803			$466,379	$434,957
Fox acquisition-related expenses (1)	4,212	5,266			17,902	15,795
Restructuring costs (2)	—	—			—	5,196
Loss (gain) on sale of assets, net (3)	250	(410)			(683)	(6,636)
Gain on sale of businesses (4)	—	(15,450)			—	(15,450)
Tax impact of adjustments (5)	(1,142)	2,712			(4,408)	280
Adjusted net income	$108,995	$100,921	8,074	8.0	$479,190	$434,142	45,048	10.4
EPS - basic and diluted	$0.22	$0.22			$0.96	$0.89
Fox acquisition-related expenses (1)	0.01	0.01			0.04	0.03
Restructuring costs (2)	—	—			—	0.01
Loss (gain) on sale of assets, net (3)	—	—			—	(0.01)
Gain on sale of businesses (4)	—	(0.03)			—	(0.03)
Tax impact of adjustments (5)	—	0.01			(0.01)	—
Adjusted EPS - basic and diluted (6)	$0.23	$0.21	0.02	9.5	$0.99	$0.89	0.10	11.2
Weighted average shares outstanding - basic	484,304	483,922			484,249	489,949
Weighted average shares outstanding - diluted	484,351	484,112			484,295	490,130

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin (7)
Net income	$105,675	$108,803			$466,379	$434,957
Depreciation and amortization	30,535	26,143			113,220	99,752
Interest expense, net	5,027	8,258			27,677	19,055
Provision for income taxes	39,675	37,872			163,851	151,300
EBITDA	$180,912	$181,076	(164)	(0.1)	$771,127	$705,064	66,063	9.4
Fox acquisition-related expenses (1)	—	1,050			1,049	3,148
Restructuring costs (2)	—	—			—	5,196
Loss (gain) on sale of assets, net (3)	250	(410)			(683)	(6,636)
Gain on sale of businesses (4)	—	(15,450)			—	(15,450)
Adjusted EBITDA	$181,162	$166,266	14,896	9.0	$771,493	$691,322	80,171	11.6
Revenues	$832,169	$754,086	78,083		$3,388,708	$3,073,278	315,430
EBITDA margin	21.7%	24.0%			22.8%	22.9%
Incremental EBITDA margin			(0.2)%				20.9%
Adjusted EBITDA margin	21.8%	22.0%			22.8%	22.5%
Adjusted incremental EBITDA margin			19.1%				25.4%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion
Net cash provided by operating activities	$188,158	$152,825			$607,653	$528,366
Capital expenditures	(4,183)	(11,186)			(27,572)	(32,465)
Free cash flow	$183,975	$141,639	42,336	29.9	$580,081	$495,901	84,180	17.0
Free cash flow conversion	174.1%	130.2%			124.4%	114.0%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of SG&A to Adjusted SG&A
SG&A	$245,545	$218,565	$1,015,067	$915,233
Fox acquisition-related expenses (1)	—	1,050	1,049	3,148
Adjusted SG&A	$245,545	$217,515	$1,014,018	$912,085

Revenues	$832,169	$754,086	$3,388,708	$3,073,278
Adjusted SG&A as a % of revenues	29.5%	28.8%	29.9%	29.7%

	Twelve Months Ended December 31,
	2024	2023
Reconciliation of Long-term Debt and Net Income to Leverage Ratio
Long-term debt (8)	$397,000	$493,000
Operating lease liabilities (9)	417,218	325,572
Cash adjustment (10)	(80,667)	(93,443)
Adjusted net debt	$733,551	$725,129

Net income	$466,379	$434,957
Depreciation and amortization	113,220	99,752
Interest expense, net	27,677	19,055
Provision for income taxes	163,851	151,300
Operating lease cost (11)	133,420	110,627
Stock-based compensation expense	29,984	24,605
Adjusted EBITDAR	$934,531	$840,296

Leverage ratio	0.8x	0.9x

(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control. While we exclude such expenses in this non-GAAP measure, such expenses are expected to recur, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Restructuring costs consist of costs primarily related to severance and benefits paid to employees pursuant to restructuring and workforce reduction plans.
(3) Consists of the gain or loss on the sale of non-operational assets.
(4) Represents the gain on the sale of certain non-core businesses.
(5) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(6) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(7) In 2024, we revised the non-GAAP metrics adjusted net income, adjusted EPS, and adjusted EBITDA to exclude gains and losses related to non-operational asset sales. These measures are of operating performance and we believe excluding the gains and losses on non-operational assets allows us to better compare our operating performance consistently over various periods. As a result, these measures may not be comparable to the corresponding measures disclosed in prior years.
(8) As of December 31, 2024 and December 31, 2023, the Company had outstanding borrowings of $397.0 million and $493.0 million, respectively, under the Credit Facility. Borrowings under the Credit Facility are presented under the long-term debt caption of our consolidated balance sheet, net of $1.7 million and $2.2 million in unamortized debt issuance costs as of December 31, 2024 and December 31, 2023, respectively.
(9) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our consolidated balance sheet.
(10) Represents 90% of cash and cash equivalents per our consolidated balance sheet as of both periods presented.
(11) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.